NEWS RELEASE

For Further Information:

AT OLD REPUBLIC:	AT FINANCIAL RELATIONS BOARD:
A.C. Zucaro	Leslie Loyet
Chairman & CEO	Analysts/Investors
(312) 346-8100	(312) 640-6672
lloyet@mww.com

FOR IMMEDIATE RELEASE	NYSE: ORI
THURSDAY, JULY 22, 2010

OLD REPUBLIC REPORTS SECOND QUARTER 2010 FINANCIAL RESULTS

CHICAGO – July 22, 2010 – Old Republic International Corporation (NYSE: ORI), today reported the following results for the second quarter and first half of 2010:

Financial Highlights
(unaudited; amounts in millions except per share data and percentages)

	Quarters Ended June 30,			Six Months Ended June 30,
	2010	2009	Change	2010	2009	Change
Operating Revenues	$935.3	$912.2	2.5%	$1,864.9	$1,790.7	4.1%
Net Operating Income (Loss)	10.0	(49.6)	120.3	33.2	(103.5)	132.1
Net Income (Loss)	$57.4	$(15.8)	461.4%	$82.5	$(69.8)	218.2%
Diluted Earnings Per Share:
Net Operating Income (Loss)	$0.05	$(0.21)	123.8%	$0.16	$(0.44)	136.4%
Net Income (Loss)	$0.23	$(0.07)	428.6%	$0.35	$(0.30)	216.7%

Cash Dividends Per Share:	$0.1725	$0.1700	1.5%	$0.3450	$0.3400	1.5%
Ending Book Value Per Share:				$16.84	$15.93	5.7%

Old Republic’s second quarter and first half operating results, which exclude net realized investment gains or losses, reflected significant improvement when compared to the same periods of 2009. As noted below, substantially all of the improvement stemmed from more positive results in the Company’s Mortgage Guaranty line. The latter benefited from a combination of lower provisions for outstanding claims, and from the positive effects of largely non-recurring captive reinsurance commutations and terminations of insured mortgage pools. Second quarter and first half 2010 General Insurance pretax operating earnings were reduced by relatively higher claim costs; earnings were consequently off by 5.8 percent for this year’s first half. Old Republic Title Group results turned to the profit column in both 2010’s and 2009’s second quarterly periods, but remained in moderately negative territory for the first half of both years as claim and operating expenses outpaced revenue growth.

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Consolidated Results – The major components of Old Republic’s consolidated results and other data for the periods reported upon are shown below:

	Quarters Ended June 30,			Six Months Ended June 30,
	2010	2009	Change	2010	2009	Change
Operating revenues:
General insurance	$468.3	$507.0	-7.6%	$947.5	$1,030.8	-8.1%
Mortgage guaranty	152.1	166.5	-8.7	312.6	337.8	-7.5
Title insurance	293.5	219.0	34.0	555.6	379.3	46.5
Corporate and other	21.3	19.5	9.1	49.1	42.7	14.9
Total	$935.3	$912.2	2.5%	$1,864.9	$1,790.7	4.1%
Pretax operating income (loss):
General insurance	$29.3	$46.4	-36.8%	$98.6	$104.6	-5.8%
Mortgage guaranty	(22.1)	(137.9)	83.9	(56.3)	(282.5)	80.1
Title insurance	4.0	5.6	-28.2	(4.6)	(3.4)	-34.5
Corporate and other	(3.2)	(0.1)	N/M	(1.4)	2.4	-157.0
Sub-total	7.9	(86.0)	109.2	36.2	(178.8)	120.3
Realized investment gains (losses):
From sales	72.8	0.3		75.8	0.3
From impairments	-	-		-	-
Net realized investment gains (losses)	72.8	0.3	N/M	75.8	0.3	N/M
Consolidated pretax income (loss)	80.8	(85.6)	194.3	112.1	(178.4)	162.8
Income taxes (credits)	23.3	(69.8)	133.5	29.5	(108.6)	127.2
Net income (loss)	$57.4	$(15.8)	461.4%	$82.5	$(69.8)	218.2%

Consolidated underwriting ratio:
Benefits and claim ratio	60.4%	78.8%	60.0%	81.3%
Expense ratio	48.8	42.3	48.1	41.0
Composite ratio	109.2%	121.1%	108.1%	122.3%

Components of diluted
earnings per share:
Net operating income (loss)	$0.05	$(0.21)	123.8%	$0.16	$(0.44)	136.4%
Net realized investment gains (losses)	0.18	0.14		0.19	0.14
Net income (loss)	$0.23	$(0.07)	428.6%	$0.35	$(0.30)	216.7%

Cash dividends paid per share	$0.1725	$0.1700	1.5%	$0.3450	$0.3400	1.5%

N/M: Not meaningful

The recognition of realized investment gains or losses can be highly discretionary and arbitrary due to such factors as the timing of individual securities sales, recognition of estimated losses from write-downs for impaired securities, tax-planning considerations, and changes in investment management judgments relative to the direction of securities markets or the future prospects of individual investees or industry sectors. Likewise, non-recurring items which may emerge from time to time can distort the comparability of the Company’s results from period to period. Accordingly, management uses net operating income, a non-GAAP financial measure, to evaluate and better explain operating performance, and believes its use enhances an understanding of Old Republic’s basic business results. Operating income, however, does not replace net income determined in accordance with GAAP as a measure of total profitability.

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The above table shows both operating and net income (loss) to highlight the effects of realized investment gain or loss recognition on period-to-period comparisons. Realized gains in this year’s second quarter and first half resulted from sales of securities, some of which had been impaired in prior years. The following summary shows the composition of realized gains shown in the above table.

	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Realized gains (losses) from sales applicable to
previously impaired securities:
Actual tax basis (loss) on sales	$(44.0)	$-	$(44.0)	$-
GAAP valuation impact of the original
impairment charge on securities sold	71.9	-	71.9	-
Net total	27.9	-	27.9	-
Net realized gains from sales of all other securities	44.9	0.3	47.9	0.3
Net realized gains from all securities sales	$72.8	$0.3	$75.8	$0.3

General Insurance Results – Second quarter and first half general insurance earnings were marred by poorer underwriting performance when compared to the same periods of 2009. Key indicators of this segment’s operating performance are shown in the following table.

	General Insurance Group
	Quarters Ended June 30,			Six Months Ended June 30,
	2010	2009	Change	2010	2009	Change
Net premiums earned	$401.0	$440.7	-9.0%	$812.8	$898.1	-9.5%
Net investment income	64.7	63.5	1.8	129.3	127.0	1.8
Pretax operating income (loss)	$29.3	$46.4	-36.8%	$98.6	$104.6	-5.8%

Claim ratio	79.4%	75.9%	74.9%	75.3%
Expense ratio	27.8	26.8	27.3	26.2
Composite ratio	107.2%	102.7%	102.2%	101.5%

The continuation of a soft pricing environment and recessionary conditions have constrained premium growth during the past thirty months or so. Lessened economic activity affects such factors as sales and employment levels, both of which are important elements upon which Old Republic’s insurance premiums are based. While the General Insurance Group’s year-over-year invested asset base grew by approximately 5.5 percent through mid-year 2010, net investment income was up negligibly in this year’s quarterly and year-to-date periods due to a low yield environment.

As the above table shows, the overall 2010 claim ratio rose during the second quarter compared to the year ago quarter and remained relatively unchanged in the year-to-date comparison. Most general insurance coverages reflected relatively stable underwriting performance except for the consumer credit indemnity (“CCI”) product line. The CCI coverage continued to produce significantly adverse claim experience even though consumer loan delinquency rates have subsided fairly steadily since mid-year 2009. The greater CCI claim costs were driven by both higher payment trends and by increased claim resolution activity with insured lending institutions. As a result, the CCI coverage impacted negatively the general insurance claim ratio by 11.0 and 7.4 percentage points in this year’s second quarter and first half, respectively. The equivalent impacts in 2009’s second quarter and first half were 6.7 and 7.2 percentage points, respectively.

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The general insurance expense ratio edged up slightly in the 2010 periods reported upon as a small reduction in total operating expenses lagged the larger decline in earned premiums.

Mortgage Guaranty Results – Operating results for the Company’s mortgage guaranty segment improved significantly as downward trends in traditional primary delinquencies resulted in lower claim provisions. Second quarter and year-to-date 2010 pretax operating results also benefited from gains produced by commutations of captive reinsurance agreements and the termination of certain insured mortgage pools. Key indicators of this segment’s performance are shown in the following table.

	Mortgage Guaranty Group
	Quarters Ended June 30,			Six Months Ended June 30,
	2010	2009	Change	2010	2009	Change
Net premiums earned	$129.1	$141.5	-8.8%	$265.4	$286.8	-7.5%
Net investment income	21.9	22.2	-1.0	45.1	44.6	1.0
Pretax operating income (loss)	$(22.1)	$(137.9)	83.9%	$(56.3)	$(282.5)	80.1%

Claim ratio	119.0%	197.7%	123.2%	198.8%
Expense ratio	13.8	14.2	13.6	14.0
Composite ratio	132.8%	211.9%	136.8%	212.8%

As noted above, the Mortgage Guaranty Group negotiated the termination of certain captive reinsurance agreements and pool insurance contracts in this year’s first half. In combination these transactions lowered the Company’s pretax loss for the second quarter and first half of the year by approximately $26.7 million and $62.6 million, respectively. As a further consequence, these 2010 transactions resulted in a reduction of operating cash flow of $124.2 million and $291.4 million, respectively. First half 2009 mortgage guaranty operations were generally unaffected by these types of transactions.

The reinsurance commutations led to additional net premiums earned of $5.3 million and $10.7 million for the second quarter and first half of 2010, respectively. These premiums are intended to cover the Company’s assumption of future losses related to the terminated agreements. Pursuant to GAAP accounting methodology, however, such premiums must be recognized as income upon receipt rather than being deferred to future periods when the related claim costs are expected to arise. The cancellation of pool insurance contracts resulted in a reduction of second quarter and year-to-date incurred claims by approximately $21.4 million and $51.7 million, respectively. Taken together all of these transactions also reduced the incurred claim ratio for the second quarter and first half of 2010 by approximately 22.4 and 25.5 percentage points, respectively. In a related effect, they increased the paid claim ratio by 94.6 and 108.6 percentage points, respectively.

Leaving aside the incremental premium income generated by the captive reinsurance commutations, mortgage guaranty group earned premiums continued to decline in the first half of 2010. The decline resulted from lower volumes of new insurance and higher premium refunds related to claim rescissions. New business volume reflected continued weakness due to the downturn in overall mortgage originations, lower industry market penetration, and the continuing effects of the more selective underwriting guidelines in place since late 2007.

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Year-to-date net investment income grew only slightly as the Company’s invested asset base declined from the previous year end due to higher disbursements for claims and the afore-noted termination of insured mortgage pools.

Second quarter and year-to-date recurring claim costs were significantly lower in comparison to the same periods of 2009 as a result of a downward trend in reported and outstanding traditional primary loan delinquencies, and from the continuation of historically high levels of claim rescissions and denials. The following table shows the major components of incurred losses including the above noted effects of captive reinsurance and pool insurance contract terminations.

		Mortgage Guaranty Group
		Quarters Ended		Six Months Ended
		June 30,		June 30,
		2010	2009	2010	2009
	Components of incurred claim ratio as a
	percent of earned premiums:
	Paid claims:
	Excluding captive and pool transactions	139.5%	111.6%	126.7%	109.3%
	Captive and pool transactions	94.6	-	108.6	-
	Paid claim ratio	234.1	111.6	235.3	109.3
	Claim reserve provisions:
	Excluding captive and pool transactions	1.9	86.1	22.0	89.5
	Captive and pool transactions	-117.0	-	-134.1	-
	Claim reserve provision ratio	-115.1	86.1	-112.1	89.5
Incurred claim ratio:	Overall, as reported	119.0%	197.7%	123.2%	198.8%
	Excluding captive and
	pool transactions	141.4%	197.7%	148.7%	198.8%

Production and operating expense ratios for all periods reported upon reflect continued success in expense management.

Title Insurance Results – Old Republic’s title business continued to reflect the operating momentum that emerged in last year’s second quarter. Key performance indicators are shown in the following table.

	Title Insurance Group
	Quarters Ended June 30,			Six Months Ended June 30,
	2010	2009	Change	2010	2009	Change
Net premiums and fees earned	$286.6	$213.0	34.6%	$541.8	$367.3	47.5%
Net investment income	6.6	6.0	10.0	13.2	11.9	11.4
Pretax operating income (loss)	$4.0	$5.6	-28.2%	$(4.6)	$(3.4)	-34.5%

Claim ratio	7.7%	7.6%	7.5%	7.2%
Expense ratio	93.5	92.2	95.9	96.7
Composite ratio	101.2%	99.8%	103.4%	103.9%

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Net premiums and fees reflected accelerating growth as the Title Group continued to gain market share from industry dislocations and consolidation. The consolidation of accounts from the Florida joint underwriting venture formed in mid-year 2009 also added to this year’s revenue stream. A greater invested asset base generated meaningful investment income growth even though market yields remain at relatively low levels.

Claim costs rose at a somewhat quicker pace than premiums and fees as the Company added moderately to reserve provisions in consideration of recent claim emergence trends. Growth in production and general operating expenses reflected the greater costs associated with the much higher level of premiums and fees.

Corporate and Other Operations – The Company’s small life and health business and the net costs associated with the parent company and its internal services subsidiaries produced a loss in this year’s second quarter and first half. Period-to-period variations in the results posted by these relatively minor elements of Old Republic’s operations usually stem from volatility inherent to the small scale of its life and health business, fluctuations in the costs of external debt, and net interest costs on intra-system financing arrangements. Volatility was particularly accentuated in this year’s second quarter and first half due to much higher net life insurance death claim provisions, and by certain operating expenses covering executive transition costs at the holding company level. A summary of the corporate and other operations follows:

	Quarters Ended June 30,			Six Months Ended June 30,
	2010	2009	Change	2010	2009	Change
Life & health premiums earned	$18.7	$16.5	13.3%	$43.8	$36.9	18.6%
Net investment income	1.7	1.9	-10.6	3.5	3.5	-
Other income	0.8	1.0	-18.7	1.7	2.2	-22.5
Benefits and claims	10.1	8.9	14.0	21.3	18.1	17.5
Insurance expenses	10.6	9.1	16.2	23.1	21.4	7.9
Corporate and other expenses-net	3.7	1.6	129.6	6.0	0.6	N/M
Pretax operating income (loss)	$(3.2)	$(0.1)	N/M %	$(1.4)	$2.4	-157.0%

Cash, Invested Assets, and Shareholders’ Equity – The following table reflects Old Republic’s consolidated cash and invested assets as well as shareholders’ equity at the dates shown:

					% Change
		June	December	June	June '10/	June '10/
		2010	2009	2009	Dec '09	June '09
Cash and invested assets:	Fair value basis	$9,757.4	$9,879.0	$9,389.9	-1.2%	3.9%
	Original cost basis	$9,311.8	$9,625.9	$9,521.9	-3.3%	-2.2%

Shareholders’ equity:	Total	$3,983.8	$3,891.4	$3,753.1	2.4%	6.1%
	Per common share	$16.84	$16.49	$15.93	2.1%	5.7%

Composition of shareholders’ equity per share:
Equity before items below		$14.99	$14.99	$15.46	-%	-3.0%
Unrealized investment gains (losses) and other
accumulated comprehensive income (loss)		1.85	1.50	0.47
Total		$16.84	$16.49	$15.93	2.1%	5.7%

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Consolidated cash flow from operating activities produced a deficit of $211.3 million for the first half of 2010. This compares to positive operating cash flow of $280.4 million for the same period in 2009. This year’s significant reduction was largely due to the net operating cash flow impact of the previously discussed mortgage guaranty pool terminations.

The investment portfolio reflects a current allocation of approximately 85 percent to fixed-maturity securities and 6 percent to equities. As has been the case for many years, Old Republic’s invested assets are managed in consideration of enterprise-wide risk management objectives intended to assure solid funding of its insurance subsidiaries’ long-term obligations to policyholders and other beneficiaries, and of their long-term effect on the stability of capital accounts. The portfolio contains little or no direct insurance risk-correlated asset exposures to real estate, mortgage-backed securities, collateralized debt obligations (“CDO’s”), derivatives, junk bonds, hybrid securities, or illiquid private equity investments. In a similar vein, the Company does not engage in hedging or securities lending transactions, nor does it invest in securities whose values are predicated on non-regulated financial instruments exhibiting amorphous or unfunded counter-party risk attributes.

Total equity investments include Old Republic’s common stock holdings in two leading publicly held mortgage guaranty (“MI”) businesses (MGIC Investment Corp. and The PMI Group). These stocks were acquired in 2007 and 2008 as passive long-term investment additions for a core segment of Old Republic’s business in anticipation of a recovery of the MI industry in 2010. In management’s judgment, the past three years’ depressed market valuations of companies operating in the housing and mortgage-lending sectors of the American economy have been impacted significantly by the cyclical and macroeconomic conditions affecting these sectors, and by the dysfunctionality of the banking and mortgage-lending industries. As shown in the following table, the June 30, 2010 aggregate fair value of the two securities was still significantly below the original cost but approximately 58 percent above the other-than-temporarily-impaired level to which they were written down in 2008.

		As of and for Periods Ended:
		June 30,	December 31,
		2010	2009	2008
Total value of the two MI investments:	Original cost	$313.2	$416.4	$416.4
	Impaired cost	75.6	106.8	106.8
	Fair value	119.6	130.7	82.7
	Underlying equity(*)	$196.8	$274.6	$515.9

	Pretax other-than-temporary impairments
	recorded in income statement of the period	$-	$-	$(375.5)
	Pretax unrealized investment gains (losses)
	recorded directly in shareholders’ equity account:
	For the period	$20.1	$48.0	$(24.1)
	Cumulatively	$44.0	$23.9	$(24.1)

(*) Underlying equity based on latest reports (which may lag by one quarter) issued by investees.

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Substantially all changes in the shareholders’ equity account reflect the Company’s net income or loss, dividend payments to shareholders, and impairments or changes in market valuations of invested assets during the periods shown below:

	Shareholders’ Equity Per Share
	Quarter	Six Months
	Ended	Ended
	June 30,	June 30,
	2010	2010	2009
Beginning balance	$16.90	$16.49	$15.91
Changes in shareholders’ equity:
Net operating income (loss)	0.04	0.14	(0.44)
Net realized investment gains (losses):
From sales	0.20	0.21	-
From impairments	-	-	0.14
Subtotal	0.20	0.21	0.14
Net unrealized investment gains (losses)	(0.13)	0.34	0.61
Total realized and unrealized investment gains (losses)	0.07	0.55	0.75
Cash dividends	(0.17)	(0.34)	(0.34)
Stock issuance, foreign exchange, and other transactions	-	-	0.05
Net change	(0.06)	0.35	0.02
Ending balance	$16.84	$16.84	$15.93

Conference Call Information

Old Republic has scheduled a conference call at 3:00 p.m. EDT (2:00 p.m. CDT) today, to discuss its second quarter 2010 performance and to review major operating trends and business developments. To access this call, please log on to www.oldrepublic.com 15 minutes before the call to download the necessary software.

Investors may access a replay of the call by dialing 877-870-5176, passcode 4059801, which will be available through July 29, 2010. The replay will also be available on Old Republic International’s website through August 22, 2010.

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About Old Republic

Chicago-based Old Republic International Corporation is an insurance holding company whose subsidiaries market, underwrite and provide risk management services for a wide variety of coverages primarily in the property & liability, mortgage guaranty, and title insurance fields. One of the nation’s 50 largest publicly owned insurance organizations, Old Republic has assets of approximately $13.96 billion and shareholders’ equity of $3.98 billion or $16.84 per share. Its current stock market valuation is approximately $3.05 billion, or $12.67 per share.

The nature of Old Republic’s business requires that it be managed for the long run. For the 25 years ended in 2009, the Company’s total market return, with dividends reinvested, has grown at a compounded annual rate of 9.7 percent per share. For the same period, the total market return, with dividends reinvested, for the S&P 500 Index has grown at a 10.5 percent annual compound rate. During those years, Old Republic’s shareholders’ equity account, inclusive of cash dividends, has risen at an average annual rate of 11.6 percent per share, and the regular cash dividend has grown at a 10.3 percent annual compound rate. According to the most recent edition of Mergent’s Dividend Achievers, Old Republic is one of just 96 companies, out of 10,000-plus publicly held corporations, that have posted at least 25 consecutive years of annual dividend growth.

Accompanying Financial Data:
•	Summary Financial Statements and Common Stock Statistics
•	Segmented Operating Summary
•	Segmented Operating Statistics
•	Notes and Safe Harbor Statement

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Old Republic International Corporation Financial Summary (Unaudited)
		June 30,	December 31,	June 30,
SUMMARY BALANCE SHEETS:		2010	2009	2009
Assets:
Cash and fixed maturity securities		$9,069.6	$9,230.9	$8,879.6
Equity securities		551.6	502.9	365.9
Other invested assets		136.1	145.2	144.3
Cash and invested assets		9,757.4	9,879.0	9,389.9
Accounts and premiums receivable		801.2	788.6	830.6
Federal income tax recoverable: Current		11.9	7.3	16.8
Reinsurance balances recoverable		2,593.5	2,558.0	2,578.3
Prepaid federal income taxes		105.3	221.4	221.4
Sundry assets		700.0	735.4	681.3
Total		$13,969.6	$14,190.0	$13,718.6
Liabilities and Shareholders’ Equity:
Policy liabilities		$1,229.9	$1,223.4	$1,291.4
Benefit and claim reserves		7,587.7	7,915.0	7,577.5
Federal income tax payable:	Deferred	110.6	47.5	10.8
Debt		346.8	346.7	372.2
Sundry liabilities		710.6	765.8	713.3
Shareholders’ equity		3,983.8	3,891.4	3,753.1
Total		$13,969.6	$14,190.0	$13,718.6

		Quarters Ended		Six Months Ended		Fiscal Twelve Months Ended
	SUMMARY INCOME STATEMENTS:	June 30,		June 30,		June 30,
		2010	2009	2010	2009	2010	2009
	Net premiums and fees earned	$835.4	$811.8	$1,663.9	$1,589.3	$3,463.6	$3,225.1
	Net investment income	95.0	93.7	191.3	187.1	387.6	376.0
	Other income	4.8	6.6	9.6	14.2	20.1	25.6
	Net realized investment gains (losses)	72.8	0.3	75.8	0.3	81.8	(56.4)
	Total revenues	1,008.1	912.6	1,940.7	1,791.1	3,953.2	3,570.4
	Benefits and claims	504.3	639.6	998.4	1,291.6	2,305.7	2,673.4
	Sales and other expenses	423.0	358.6	830.1	677.9	1,630.5	1,336.8
	Total expenses	927.3	998.3	1,828.6	1,969.6	3,936.2	4,010.3
	Pretax income (loss)	80.8	(85.6)	112.1	(178.4)	16.9	(439.9)
	Income taxes (credits)	23.3	(69.8)	29.5	(108.6)	(36.1)	(195.5)
	Net income (loss)	$57.4	$(15.8)	$82.5	$(69.8)	$53.1	$(244.3)

	COMMON STOCK STATISTICS (a):
Net income (loss):	Basic	$.24	$(.07)	$.35	$(.30)	$.23	$(1.05)
	Diluted	$.23	$(.07)	$.35	$(.30)	$.22	$(1.05)
	Components of earnings per share:
	Basic, net operating income (loss)	$.04	$(.21)	$.14	$(.44)	$(.08)	$(.95)
	Realized investment gains (losses)	.20	.14	.21	.14	.31	(.10)
	Basic net income (loss)	$.24	$(.07)	$.35	$(.30)	$.23	$(1.05)
	Diluted, net operating income (loss)	$.05	$(.21)	$.16	$(.44)	$(.07)	$(.95)
	Realized investment gains (losses)	.18	.14	.19	.14	.29	(.10)
	Diluted net income (loss)	$.23	$(.07)	$.35	$(.30)	$.22	$(1.05)
	Cash dividends on common stock	$.1725	$.1700	$.3450	$.3400	$.6850	$.6800
	Book value per share					$16.84	$15.93
	Common shares outstanding:
	Average basic	236,552,439	235,562,774	236,478,265	235,414,346	236,327,619	233,826,822
	Average diluted	264,227,861	235,562,774	264,081,560	235,414,346	236,439,308	233,826,822
	Actual, end of period					236,626,501	235,642,486

SUMMARY STATEMENTS OF COMPREHENSIVE INCOME (LOSS):
	Net income (loss) as reported	$57.4	$(15.8)	$82.5	$(69.8)	$53.1	$(244.3)
	Post-tax net unrealized gains (losses)	(29.9)	154.7	81.5	144.8	312.8	95.1
	Other adjustments	(1.8)	8.2	1.2	8.8	11.7	(43.6)
	Net adjustments	(31.8)	163.0	82.8	153.7	324.5	51.5
	Comprehensive income (loss)	$25.6	$147.1	$165.3	$83.9	$377.6	$(192.8)

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Old Republic International Corporation Segmented Operating Summary (Unaudited)

	Net							Pretax	Composite
	Premiums	Net				Sales &		Operating	Under-
	& Fees	Investment	Other	Operating	Benefits	Other	Total	Income	writing
	Earned	Income	Income	Revenues	& Claims	Expenses	Expenses	(Loss)	Ratios

Quarter Ended June 30, 2010

General	$401.0	$64.7	$2.6	$468.3	$318.4	$120.5	$438.9	$29.3	107.2%
Mortgage	129.1	21.9	1.0	152.1	153.6	20.6	174.3	(22.1)	132.8
Title	286.6	6.6	.2	293.5	22.0	267.4	289.5	4.0	101.2
Other	18.7	1.7	.8	21.3	10.1	14.3	24.5	(3.2)	-
Consolidated	$835.4	$95.0	$4.8	$935.3	$504.3	$423.0	$927.3	$7.9	109.2%

Quarter Ended June 30, 2009

General	$440.7	$63.5	$2.7	$507.0	$334.7	$125.8	$460.6	$46.4	102.7%
Mortgage	141.5	22.2	2.7	166.5	279.8	24.6	304.4	(137.9)	211.9
Title	213.0	6.0	-	219.0	16.1	197.3	213.4	5.6	99.8
Other	16.5	1.9	1.0	19.5	8.9	10.7	19.7	(0.1)	-
Consolidated	$811.8	$93.7	$6.6	$912.2	$639.6	$358.6	$998.3	$(86.0)	121.1%

Six Months Ended June 30, 2010

General	$812.8	$129.3	$5.3	$947.5	$609.2	$239.6	$848.8	$98.6	102.2%
Mortgage	265.4	45.1	2.1	312.6	327.0	41.9	368.9	(56.3)	136.8
Title	541.8	13.2	.4	555.6	40.8	519.4	560.2	(4.6)	103.4
Other	43.8	3.5	1.7	49.1	21.3	29.1	50.5	(1.4)	-
Consolidated	$1,663.9	$191.3	$9.6	$1,864.9	$998.4	$830.1	$1,828.6	$36.2	108.1%

Six Months Ended June 30, 2009

General	$898.1	$127.0	$5.6	$1,030.8	$676.7	$249.4	$926.1	$104.6	101.5%
Mortgage	286.8	44.6	6.3	337.8	570.3	50.0	620.4	(282.5)	212.8
Title	367.3	11.9	.1	379.3	26.4	356.4	382.8	(3.4)	103.9
Other	36.9	3.5	2.2	42.7	18.1	22.0	40.2	2.4	-
Consolidated	$1,589.3	$187.1	$14.2	$1,790.7	$1,291.6	$677.9	$1,969.6	$(178.8)	122.3%

Fiscal Twelve Months Ended June 30, 2010

General	$1,697.3	$261.3	$10.7	$1,969.3	$1,292.8	$482.4	$1,775.2	$194.1	102.5%
Mortgage	623.0	92.4	5.4	720.9	890.8	90.2	981.0	(260.1)	155.5
Title	1,063.0	26.5	.8	1,090.4	84.7	1,004.6	1,089.3	1.0	101.9
Other	80.2	7.2	3.1	90.7	37.3	53.2	90.5	.1	-
Consolidated	$3,463.6	$387.6	$20.1	$3,871.4	$2,305.7	$1,630.5	$3,936.2	$(64.8)	111.8%

Fiscal Twelve Months Ended June 30, 2009

General	$1,880.4	$253.4	$9.9	$2,143.8	$1,395.0	$495.8	$1,890.9	$252.9	99.2%
Mortgage	582.6	88.5	10.6	681.8	1,196.5	99.1	1,295.6	(613.8)	219.9
Title	689.7	24.2	.1	714.2	49.0	697.7	746.7	(32.5)	107.9
Other	72.3	9.8	4.7	86.9	32.7	44.2	77.0	9.9	-
Consolidated	$3,225.1	$376.0	$25.6	$3,626.8	$2,673.4	$1,336.8	$4,010.3	$(383.4)	123.0%

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Old Republic International Corporation
Add 11

Old Republic International Corporation Segmented Operating Statistics
	Quarters Ended		Six Months Ended		Fiscal Twelve Months Ended
	June 30,		June 30,		June 30,
	2010	2009	2010	2009	2010	2009
General Insurance:

Benefits and claim ratio	79.4%	75.9%	74.9%	75.3%	76.2%	74.2%
Expense ratio	27.8	26.8	27.3	26.2	26.3	25.0
Composite ratio	107.2%	102.7%	102.2%	101.5%	102.5%	99.2%

Paid loss ratio	83.7%	74.1%	76.4%	75.6%	75.8%	72.7%

Mortgage Guaranty: (see additional Supplemental Segmented Operating Statistics)

Balance Sheet Leverage Ratios (b):
Risk to Capital Ratio -
Performing risk basis					23.0:1	20.1:1
Total Financial Resources
to Risk Ratio					12.3%	12.0%

Earned premiums:
Direct	$137.7	$165.5	$283.5	$335.8	$596.3	$683.6
Net	$129.1	$141.5	$265.4	$286.8	$623.0	$582.6

Claim ratio	119.0%	197.7%	123.2%	198.8%	143.0%	205.4%
Expense ratio	13.8	14.2	13.6	14.0	12.5	14.5
Composite ratio	132.8%	211.9%	136.8%	212.8%	155.5%	219.9%

Paid loss ratio	234.1%	111.6%	235.3%	109.3%	138.4%	100.6%

Title Insurance:

Direct orders opened	92,326	98,225	172,849	188,062	343,722	310,195
Direct orders closed	67,830	73,717	127,864	135,585	266,468	220,888

Reserves to paid losses ratio (b)					4.5:1	5.0:1

Claim ratio	7.7%	7.6%	7.5%	7.2%	8.0%	7.1%
Expense ratio	93.5	92.2	95.9	96.7	93.9	100.8
Composite ratio	101.2%	99.8%	103.4%	103.9%	101.9%	107.9%

Paid loss ratio	7.6%	8.6%	7.6%	9.3%	7.7%	9.8%

Consolidated:

Benefits and claim ratio	60.4%	78.8%	60.0%	81.3%	66.6%	82.9%
Expense ratio	48.8	42.3	48.1	41.0	45.2	40.1
Composite ratio	109.2%	121.1%	108.1%	122.3%	111.8%	123.0%

Paid loss ratio	80.7%	63.4%	78.9%	66.1%	65.5%	64.0%

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Old Republic International Corporation Add 12

Old Republic International Corporation Supplemental Segmented Operating Statistics

	Year-to-Date		2009					2010
	2007	2008	Q1	Q2	Q3	Q4	Year-to-Date	Q1	Q2	Year-to-Date
Mortgage Guaranty:

New insurance written:
Traditional Primary	$31,841.7	$20,861.9	$2,212.0	$2,573.2	$1,993.6	$1,120.3	$7,899.2	$748.3	$964.2	$1,712.6
Bulk	10,800.3	3.5	-	-	-	-	-	-	-	-
Other	901.6	1,123.5	0.5	-	-	-	0.5	-	-	-
Total	$43,543.7	$21,989.0	$2,212.6	$2,573.2	$1,993.6	$1,120.3	$7,899.8	$748.3	$964.2	$1,712.6

New Risk Written:
Traditional Primary	$7,844.5	$4,815.0	$468.4	$542.8	$428.1	$242.3	$1,681.7	$168.2	$232.4	$400.7
Bulk	724.5	0.6	-	-	-	-	-	-	-	-
Other	15.2	11.8	-	-	-	-	-	-	-	-
Total	$8,584.4	$4,827.5	$468.4	$542.8	$428.1	$242.3	$1,681.7	$168.2	$232.4	$400.7

New Risk Written – Traditional Primary
By FICO Score:
FICO less than 620	8.6%	1.4%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
FICO 620 to 680	34.4	17.2	4.0	1.1	0.3	0.2	1.5	0.3	0.2	0.2
FICO greater than 680	56.8	81.4	96.0	98.9	99.7	99.8	98.5	99.7	99.8	99.8
Unscored/Unavailable	0.2	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

By Loan to Value:
LTV 85.0 and below	5.6%	8.9%	11.2%	11.5%	9.5%	7.7%	10.4%	7.8%	6.3%	7.0%
LTV 85.01 to 90.0	30.4	41.4	50.2	51.1	53.4	53.4	51.7	55.1	51.4	53.0
LTV 90.01 to 95.0	24.9	30.2	36.8	36.4	36.1	37.3	36.6	35.6	40.1	38.2
LTV greater than 95.0	39.1	19.5	1.8	1.0	1.0	1.6	1.3	1.5	2.2	1.8
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Full Documentation	84.1%	95.8%	99.9%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
ARMS with resets < 5 years	4.0%	1.2%	0.4%	0.3%	0.5%	0.9%	0.5%	1.0%	0.3%	0.6%

Net Risk in Force:
Traditional Primary	$18,808.5	$20,463.0	$19,809.1	$19,202.8	$19,279.6	$18,727.9		$18,209.6	$17,698.1
Bulk	2,539.9	2,055.0	2,006.8	1,941.5	1,849.1	1,776.7		1,507.4	1,279.5
Other	511.1	457.0	386.7	330.3	297.5	297.2		274.8	264.4
Total	$21,859.5	$22,975.1	$22,202.7	$21,474.6	$21,426.4	$20,801.9		$19,991.9	$19,242.1

Persistency:
Traditional Primary	77.6%	83.9%	83.3%	83.3%	83.4%	82.8%		83.6%	84.3%
Bulk	73.7%	88.4%	89.7%	90.8%	89.3%	88.3%		88.3%	87.5%

Risk to Capital Ratio –
Performing Risk Basis (b)	12.0:1	18.8:1	18.6:1	20.1:1	20.9:1	23.1:1		23.2:1	23.0:1
Total Financial
Resources to Risk Ratio (b)	11.1%	11.2%	11.8%	12.0%	12.7%	13.0%		12.6%	12.3%

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Old Republic International Corporation Add 13

Old Republic International Corporation Supplemental Segmented Operating Statistics

	Year-to-Date		2009				2010
	2007	2008	Q1	Q2	Q3	Q4	Q1	Q2
Mortgage Guaranty:

Risk in Force by FICO Scores:
Traditional Primary:
FICO less than 620	8.5%	7.0%	6.8%	6.7%	6.6%	6.5%	6.5%	6.4%
FICO 620 to 680	33.6	30.5	30.2	29.7	29.1	28.8	28.5	28.1
FICO greater than 680	55.1	60.5	61.2	61.9	62.7	63.1	63.4	63.9
Unscored/Unavailable	2.8	2.0	1.8	1.7	1.6	1.6	1.6	1.6
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Bulk (c):
FICO less than 620	19.4%	18.2%	18.0%	17.8%	17.7%	17.6%	20.2%	22.8%
FICO 620 to 680	34.9	33.7	33.7	33.3	33.2	33.1	33.4	31.9
FICO greater than 680	45.4	47.9	48.1	48.7	48.9	49.2	46.3	45.2
Unscored/Unavailable	0.3	0.2	0.2	0.2	0.2	0.1	0.1	0.1
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Risk in Force by Original LTV Ratio:
Traditional Primary:
LTV 85.0 and below	4.7%	5.1%	5.2%	5.3%	5.3%	5.3%	5.3%	5.3%
LTV 85.01 to 90.0	34.4	35.5	35.8	36.1	36.4	36.4	36.5	36.5
LTV 90.01 to 95.0	32.0	31.6	31.4	31.4	31.5	31.6	31.6	31.8
LTV greater than 95.0	28.9	27.8	27.6	27.2	26.8	26.7	26.6	26.4
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Bulk (c):
LTV 85.0 and below	62.0%	63.5%	64.0%	65.6%	65.5%	65.9%	61.8%	57.2%
LTV 85.01 to 90.0	20.9	20.1	19.8	18.6	18.6	18.4	20.6	22.8
LTV 90.01 to 95.0	9.3	8.6	8.4	7.8	7.9	7.8	8.7	9.8
LTV greater than 95.0	7.8	7.8	7.8	8.0	8.0	7.9	8.9	10.2
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Risk in Force by:
Type of Loan Documentation:
Traditional Primary:
Full Documentation	88.0%	90.0%	90.1%	90.4%	90.8%	91.1%	91.4%	91.8%
Reduced Documentation	12.0%	10.0%	9.9%	9.6%	9.2%	8.9%	8.6%	8.2%

Bulk (c):
Full Documentation	49.6%	49.1%	49.0%	49.2%	49.5%	49.4%	53.1%	57.1%
Reduced Documentation	50.4%	50.9%	51.0%	50.8%	50.5%	50.6%	46.9%	42.9%

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Old Republic International Corporation Add 14

Old Republic International Corporation Supplemental Segmented Operating Statistics

	Year-to-Date		2009				2010
	2007	2008	Q1	Q2	Q3	Q4	Q1	Q2
Mortgage Guaranty:

Risk in Force by Loan Type:
Traditional Primary:
Fixed Rate & ARMS
with resets >= 5 years	94.4%	95.8%	95.8%	95.9%	96.1%	96.3%	96.4%	96.6%
ARMS with resets < 5 years	5.6%	4.2%	4.2%	4.1%	3.9%	3.7%	3.6%	3.4%

Bulk (c):
Fixed Rate & ARMS
with resets >= 5 years	70.9%	74.4%	74.8%	75.3%	75.4%	75.4%	72.6%	69.3%
ARMS with resets < 5 years	29.1%	25.6%	25.2%	24.7%	24.6%	24.6%	27.4%	30.7%

Risk in Force by Policy Year:
Traditional Primary:
2003 and prior	20.9%	15.6%	14.1%	13.6%	13.2%	12.9%	12.7%	12.5%
2004	11.3	8.8	8.3	8.1	7.8	7.7	7.6	7.5
2005	15.1	11.9	11.6	11.4	11.1	11.0	10.9	10.7
2006	16.4	13.0	12.8	12.4	12.1	11.9	11.8	11.6
2007	36.3	30.1	30.1	29.4	28.7	28.3	28.0	27.6
2008		20.6	20.8	20.4	20.1	19.8	19.7	19.5
2009			2.3	4.7	7.0	8.4	8.4	8.5
2010							0.9	2.1
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Bulk (c):
2003 and prior	12.1%	7.4%	7.3%	7.2%	5.9%	5.0%	6.6%	7.7%
2004	6.1	7.4	7.5	7.7	8.0	8.2	9.6	11.1
2005	23.4	23.5	23.6	23.6	23.9	23.9	26.8	28.2
2006	40.7	43.3	43.1	42.8	43.3	43.6	40.5	39.3
2007	17.7	18.4	18.5	18.7	18.9	19.3	16.5	13.7
2008		0.0	0.0	0.0	0.0	0.0	0.0	0.0
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

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Old Republic International Corporation Add 15

Old Republic International Corporation Supplemental Segmented Operating Statistics

	Year-to-Date		2009				2010
	2007	2008	Q1	Q2	Q3	Q4	Q1	Q2
Mortgage Guaranty:

Risk in Force by State (Top 10 States ranked by risk in force as of most recent quarter):
Traditional Primary:
Texas	7.7%	8.1%	8.1%	8.3%	8.4%	8.5%	8.5%	8.6%
Florida	8.9	8.3	8.3	8.2	8.1	8.1	8.0	7.8
California	4.5	5.5	5.7	5.7	5.6	5.5	5.4	5.3
Georgia	5.3	5.2	5.2	5.2	5.2	5.2	5.2	5.2
Illinois	5.2	5.2	5.1	5.1	5.1	5.1	5.1	5.0
North Carolina	4.5	4.4	4.3	4.4	4.5	4.5	4.5	4.6
Pennsylvania	3.8	3.8	3.9	3.9	3.9	4.0	4.0	4.1
Ohio	3.4	3.2	3.1	3.1	3.1	3.2	3.2	3.2
New Jersey	3.1	3.1	3.1	3.1	3.1	3.1	3.1	3.1
Virginia	2.8%	2.9%	2.9%	2.9%	2.9%	2.9%	2.9%	2.9%

Bulk (c):
California	17.5%	18.2%	18.2%	17.8%	17.8%	17.8%	16.2%	16.2%
Florida	9.3	10.0	10.1	10.1	10.3	10.4	9.9	9.9
Texas	4.8	4.6	4.6	4.7	4.7	4.6	5.1	5.2
New York	5.5	5.4	5.4	5.5	5.3	5.4	5.8	5.7
Illinois	4.1	3.9	3.9	3.9	4.0	4.0	4.0	4.0
Arizona	4.2	4.3	4.3	4.2	4.2	4.1	3.9	3.7
Georgia	4.2	4.0	4.0	4.0	4.0	4.0	4.1	4.3
Ohio	3.1	3.1	3.1	3.2	3.2	3.2	3.5	3.8
Colorado	3.0	2.9	3.0	3.0	3.0	3.0	3.0	3.1
New Jersey	3.4%	3.4%	3.5%	3.4%	3.4%	3.5%	3.5%	3.2%

Delinquent Loan Counts:
Traditional Primary	29,749	57,879	62,905	69,390	79,289	86,422	84,451	80,382
Bulk	10,572	23,574	28,832	31,744	34,648	37,518	25,650	13,999
Other	567	769	912	937	1,156	1,388	1,509	1,690
Total	40,888	82,222	92,649	102,071	115,093	125,328	111,610	96,071

Delinquency Rates:
Traditional Primary	5.5%	10.3%	11.5%	12.9%	15.0%	16.8%	16.9%	16.6%
Bulk	6.9	17.2	21.7	24.6	27.6	30.8	28.7	25.5
Other	0.7	1.0	1.4	1.8	3.0	3.9	5.0	5.6
Total	5.2%	10.6%	12.4%	14.2%	16.7%	18.7%	18.0%	16.8%

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Old Republic International Corporation Add 16

Old Republic International Corporation Supplemental Segmented Operating Statistics

	Year-to-Date		2009					2010
	2007	2008	Q1	Q2	Q3	Q4	Year-to-date	Q1	Q2	Year-to-date
Mortgage Guaranty:

Delinquency Rates by State (Top 10 States ranked by risk in force as of most recent quarter):
Traditional Primary:
Texas	4.5%	7.1%	6.9%	7.7%	9.2%	10.6%		10.5%	10.2%
Florida	7.7	21.9	25.4	27.9	31.2	34.1		34.5	34.2
California	6.7	19.8	23.7	25.3	28.5	30.5		30.5	28.0
Georgia	7.2	11.1	12.1	13.7	16.2	18.8		19.1	18.6
Illinois	5.4	10.8	12.2	14.2	17.1	19.5		19.8	19.9
North Carolina	4.8	7.6	8.0	9.0	10.8	12.3		12.8	12.3
Pennsylvania	5.2	7.7	8.2	9.1	10.6	11.6		11.4	11.3
Ohio	8.1	11.0	11.4	12.5	14.7	16.4		16.2	16.3
New Jersey	5.4	11.4	13.9	15.8	18.9	21.1		21.4	21.1
Virginia	4.1%	8.1%	9.3%	10.7%	12.5%	13.9%		14.2%	13.4%

Bulk:
California	7.0%	22.4%	30.0%	34.2%	37.5%	41.3%		35.1%	29.0%
Florida	7.8	27.0	34.3	38.5	42.5	46.5		42.9	37.8
Texas	5.4	10.2	12.2	13.0	14.5	16.3		16.6	16.8
New York	6.6	13.8	18.0	20.6	23.7	26.8		27.4	22.6
Illinois	8.6	19.1	22.8	27.0	31.3	35.7		34.9	30.1
Arizona	5.1	18.2	25.1	29.8	34.0	37.5		33.1	27.9
Georgia	7.3	16.3	19.5	20.8	23.6	27.6		27.6	24.9
Ohio	10.6	17.1	19.1	19.9	21.1	23.4		23.7	22.0
Colorado	5.8	9.8	11.6	13.1	15.2	17.0		17.3	18.2
New Jersey	6.6%	16.0%	22.0%	25.8%	30.0%	33.3%		34.2%	27.4%

Average Paid Claim Amount (in whole $):
Traditional Primary	$32,214	$43,532	$48,968	$50,212	$45,919	$48,779	$48,492	$47,874	$48,062	$47,979
Bulk	$34,951	$56,481	$61,806	$61,270	$59,640	$55,728	$59,386	$61,878	$54,439	$58,393

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Old Republic International Corporation
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Notes to Accompanying Financial Summaries ($ in Millions, Except Share Data)
(a)   All per share statistics herein have been adjusted to reflect all stock dividends or splits declared through June 30, 2010. In calculating book value and earnings per share, accounting rules require that common shares owned by the Company’s Employee Savings and Stock Ownership Plan that are as yet unallocated to participants in the plan be excluded from the calculation. Such shares are issued and outstanding, have the same voting and other rights applicable to all other common shares, and may be sold at any time by the plan.

(b)  Old Republic monitors certain balance sheet leverage and trends therein through these ratios with respect to its mortgage guaranty (b – 1 & 2) and title (b – 3) segments:

1 - Risk to Capital Ratio – Performing risk basis: This ratio measures the Company’s outstanding net risk in force only on those mortgage loans that are current as to principal and interest in relation to total statutory capital. This ratio therefore excludes non-performing risk exposures (i.e. the outstanding risk on reported loans in default) for which the expected ultimate loss cost has been recognized through the establishment of claim reserves. The Company believes this ratio better matches available statutory capital with the portion of the risk in force for which no claim reserves are required.

2 - Total Financial Resources to Risk Ratio: This ratio measures all of the claim resources available to the Company, including statutory capital, and claim and unearned premium reserves in relation to total net risk in force. The Company believes this ratio is conceptually similar to a banking institution’s capital to assets leverage ratio, whereby the non-balance sheet value of a mortgage guaranty insurer’s net risk in force is related to total balance sheet resources available to meet estimated losses from outstanding risk exposures.

      3 - The Title Reserves to Paid Losses Ratio represents average paid losses for the most recent five years divided into claim reserves at the end of any one year or interim period. The higher this ratio, the greater is a title insurer’s expected ability to meet obligations to its assureds.

(c) Bulk pool risk in-force, which represented 31.9% of total bulk risk in-force at June 30, 2010, has been allocated pro-rata based on insurance in-force.

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Old Republic International Corporation
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Safe Harbor Statement

Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the oral or written statements made in the Company’s reports, press releases, and conference calls following earnings releases, can constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company’s future performance. With regard to Old Republic’s General Insurance segment, its results can be affected, in particular, by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Mortgage Guaranty and Title Insurance results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Mortgage Guaranty results, in particular, may also be affected by various risk-sharing arrangements with business producers, as well as the risk management and pricing policies of government sponsored enterprises. Life and health insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company’s widespread operations.

A more detailed listing and discussion of the risks and other factors which affect the Company’s risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company’s 2009 Form 10-K annual report to the Securities and Exchange Commission, which Item is specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For the latest news releases and other corporate documents on Old Republic:
Please write to:
Investor Relations
Old Republic International Corporation
307 North Michigan Avenue
Chicago, IL  60601
312-346-8100
or visit us at www.oldrepublic.com